EXHIBIT 10.4


                                  CAPRIUS, INC
                                One Parker Plaza
                           Fort Lee, New Jersey 07024




                                                                  March 27, 2000



Mr. Shrikant Mehta
Ms. Bela Mehta
Mr. Roger Parsons


Ladies and Gentlemen:

         In consideration of your purchase of an aggregate of Four Hundred and Fifty-One Thousand (451,000) Units in Caprius, Inc., a Delaware corporation (the "Company"), in a placement (the "Placement") pursuant to a Stock Purchase Agreement, dated as of March 27, 2000 (the "Purchase Agreement"), the Company is granting to you, Shrikant Mehta ("S. Mehta"), Bela Mehta and Roger Parsons (the "Holders"), the rights set forth herein. This letter (the "Letter Agreement") sets forth our mutual agreement as to such rights.

         The Units consisted of (i) three (3) shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, (ii) four (4) redeemable Series A Warrants and (iii) two (2) redeemable Series B Warrant to purchase shares of Common Stock (collectively with the Series A Warrants referred to herein as the "Warrants" and all shares underlying such Warrants are collectively referred to herein as the "Warrant Shares"). The Units, Common Stock, Warrants and/or the Warrants Shares are sometimes hereinafter collectively referred to as the "Securities".

1. Designation of Directors. Upon the closing of the Placement, S. Mehta as
   ------------------------
designee for the Holders shall have the right to designate two (2) members of the Board of Directors (the "Designees"), one (1) of whom shall be appointed to the Compensation Committee of the Board of Directors; provided, however, the Designees are reasonably acceptable to the current Board of Directors. Sanjay Mody, Samuel Valenti, III and S. Mehta are hereby deemed reasonably acceptable to the current Board of Directors for the purposes of the preceding sentence. The Designees shall be added to the Board of Directors either to fill vacancies or the number of members of the Board of Directors shall be increased to accommodate the Designees. At each meeting of stockholders for the election of directors held at any time prior to March 27, 2003, the Company shall include the two Designees on the management slate of directors, subject to the following: (i) if the Holders cease to Beneficially Own (on the basis of "beneficial ownership" as defined under Section 13(d) of the Securities Exchange Act of 1934) in aggregate at least ten percent (10%) of the Company's outstanding Common Stock on a fully-diluted basis, the Holders would have the right to designate only one (1) person to be a director; and (ii) if the Holders sell or otherwise dispose of an aggregate of fifty percent (50%) of the

Securities Beneficially Owned by them upon the closing of the Placement, their right to designate directors pursuant to this Letter Agreement shall terminate.

2.       Voting Agreement.
         ----------------

2.1 With respect to the Designation of Directors under Paragraph 1 above, and in consideration of each Holder's purchase of Units in the Placement, Jonathan Joels ("Joels") and George Aaron ("Aaron") hereby agree to vote shares of the Company's Common Stock Beneficially Owned by them as of the acceptable record date for the two Designees at each meeting of stockholders or in any consent in lieu of a meeting of stockholders with respect to the election of directors held at any time prior to March 27, 2003, subject to earlier termination pursuant to the provisos in Section 1 hereof.

2.2 Each Holder hereby agrees to vote all shares of Common Stock of the Company, which he beneficially owns as of the applicable record date, for Joels and Aaron, at each meeting of stockholders or in any consent in lieu of a meeting of stockholders with respect to the election of directors held at any time prior to March 27, 2003, subject to earlier termination pursuant to the provisos in
Section 1 hereof.

2.3 Nothing in this Section 2 shall restrict or limit the Holders, Aaron or Joels from selling or otherwise transferring any Securities of the Company.

3.       Preemptive Rights.
         -----------------

3.1 If at any time and from time to time, for a period of three (3) years from the date of this Agreement, the Board of Directors authorizes the Company to sell (the "Sale"), solely for cash, shares of Common Stock (the "Shares"), or shares of preferred stock or other securities (the "Derivative Securities") that are exercisable for, convertible into or exchangeable for shares of Common Stock in a private placement transaction pursuant to the exemption from registration under Regulation D of the Securities Act of 1933, the Company shall send a written notice to each Holder of such authorization (the "Notice of Preemptive Rights") offering the Holders the right to participate in such Sale. For purposes of this Section, a "Sale" shall not include (a) an issuance of Shares directly or underlying options or other rights granted to employees, consultants or directors under an agreement or an employee incentive plan or otherwise as incentives or compensation, (b) an issuance of Shares either directly or underlying Derivative Securities in whole or in part in consideration for services, (c) the issuance as part of an acquisition transaction or (d) an issuance to a party (other than the Holders or an affiliate of a Holder) whom the members of the Board of Directors other than the Designees unanimously determine would be a strategically important stockholder; provided, however, that during the first 12 months of this Agreement the Company may only issue up to ten percent (10%) of its equity on a fully-diluted basis to such party.

3.2 The Notice of Preemptive Rights shall specify the total aggregate number of Shares to be issued, the price and other terms of the proposed Sale, the amount of Shares or Derivative Securities to which each Holder is entitled to purchase and the period during which the Holders may elect to participate in the purchase. The Notice of Preemptive Rights shall be sent to each Holder at least fifteen (15) days prior to the anticipated closing date of the Sale. If a Holder desires to participate in the Sale, that Holder shall notify the Company by sending a notice of acceptance which must be received by the Company within the time period specified in the applicable Notice of Preemptive Rights.

3.3 The purpose of this preemptive right is to accommodate the Holders' desire to have the opportunity to maintain the Holders' beneficial percentage interest (on a fully diluted basis) in the Company's Common Stock upon certain issuances by the Company. If (i) any Holder fails to purchase at least fifty percent (50%) of the Shares or Derivative Securities offered in the Notice of Preemptive Rights in any Sale which closes, or (ii) any Holder sells or otherwise disposes of fifty percent (50%) of the Securities Beneficially Owned by him upon the closing of the Placement, that Holder's rights under this Section 3 shall terminate with respect to any subsequent Sale.

4.  Most Favorable Treatment.
    ------------------------

4.1 The Company shall provide the Holders with the most favorable investors rights, if any, received by the holders of the next rounds of equity financing of the Company occurring within one year after the date hereof (other than a subsequent sale of stock to the Holders or some of them or the issuance or sale of any securities listed in subsections 3.1(a) through (d)) (the "Subsequent Investments"), including without limitation dividends and liquidation, conversion, antidilution, registration, voting, and information rights and the Company agrees to prepare, execute, and deliver a revised Subscription Agreement, stock certificates, warrants, and any other documents necessary to put the Holders in the same position as the holders of any Subsequent Investments.

4.2 In the event that any Subsequent Investment is at a price per share of less than the equivalent of $0.722 per share of Common Stock (i.e., less than $0.722 per share of equity security (including exercise price, if any) exercisable for or convertible into one share of the Company's Common Stock), then the Company shall issue to each Holder, without additional consideration, the number of shares of Common Stock to be calculated as follows:

                  S = (I/P) - (I/.772)


         S = Number of shares of Common Stock to be issued to the Holder hereunder.


         I = The aggregate purchase price of the Units sold to the Holder hereunder.


         P = Equivalent price per share of Common Stock of the equity securities issued in the Subsequent Investment.


4.3 Upon demand of the majority in interest of the Holders of shares issued under Section 4.2, the Company will use its best efforts to register such shares in accordance with the terms set forth in Section 6 of the Purchase Agreement (including without limitation Section 6.1 thereof), and the Holders shall comply with the applicable provisions of Section 6 in connection therewith (including without limitation Sections 6.6 and 6.8(b) thereof). The Company's obligation under this Section 4.3 is limited to one Registration Statement which is declared effective under the Securities Act, and the Holders may make a demand under this Section 4.3 only during the period beginning one year after the date hereof and ending one year thereafter.

4.4 If any Holder sells or otherwise disposes of fifty percent (50%) of the Securities Beneficially Owned by him upon the closing of the Placement, that Holder's rights under this Section 4 shall terminate.


5. Notices. Any notices under this Letter Agreement shall be in writing and
   -------
shall be deemed to have been given when delivered personally, or if sent by an overnight delivery service or by telecopier or other electronic means on the first day of actual receipt. Notices shall be addressed as set forth at the head of this Letter Agreement or to such other address as either party hereto may duly give to the other.

6.       Fees.  The Company  shall be  responsible  for the payment of up to
         ----
$5,000 of the legal fees incurred with respect to the Holders' purchase of the Units and their other agreements with the Company, and the Holders shall be responsible for the balance of their fees and expenses incurred hereunder.

7.       Miscellaneous.
         -------------

7.1 This Letter Agreement sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto. Terms used but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement. In the event of any inconsistency between this Letter Agreement and the Stock Purchase Agreement, the provisions of this Letter Agreement shall govern.

7.2 In the event any provision of this Letter Agreement is invalid, illegal or unenforceable, the remainder of hereof shall be construed without taking into effect such invalid, illegal or unenforceable provision.

7.3 This Letter Agreement shall be governed by the laws of the State of Delaware.

7.4 The terms of this Letter Agreement shall be binding upon the Company and each Holder, and their successors, assigns, heirs and successors.

         Please signify your agreement to the foregoing by executing and returning the duplicate of this letter. You may retain the original for your files.

                                                     Very truly yours,

                                                     CAPRIUS, INC.


                                                     By:_______________________
                                                           Name:
                                                           Title:


Agreed to solely with respect to the voting provision under Section 2 of this
Agreement:

-------------------------------
Jonathan Joels

-------------------------------
George Aaron

This 27th day of March, 2000


--------------------------------
Shrikant Mehta


--------------------------------
Bela Mehta


--------------------------------
Roger Parsons